UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2005

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
Ex-10.1
Ex-10.2
Ex-99.1

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2005, Kennametal Inc. (the “Company”) announced the appointment of Cathy R. Smith as the Company’s Executive Vice President and Chief Financial Officer. Ms. Smith is to commence employment with the Company on or about April 11, 2005.

The following is a description of certain terms of an offer letter dated March 9, 2005 executed by the Company and Ms. Smith, a copy of which is filed herewith as Exhibit 10.1.

Ms. Smith’s initial annual base salary will be $400,000 and her annual target bonus will be 60% with a maximum potential bonus of 200% of target. Consistent with the provisions of the Company’s performance bonus plan, Ms. Smith will be permitted to have all or a part of her bonus paid in Company stock, with a fair market value of 125% of the amount of the bonus taken in stock. A minimum bonus of $130,000 is guaranteed for the fiscal year ending June 30, 2005.

On her starting date, Ms. Smith will receive an initial stock option grant of 50,000 shares with an exercise price equal to the fair market value of the stock on the date of grant, and a restricted stock grant of 22,000 shares. One-half of each award will vest on the second anniversary of the date of grant and one-half will vest on the fourth anniversary. At that time, it is expected that she also will execute the Company’s form of Employment Agreement for executives and the Company’s standard Indemnification Agreement. The Employment Agreement is described in the Company’s 2004 Proxy Statement under the caption “Employment Agreements and Termination of Employment and Change-in-Control,” which description is incorporated herein by reference. Under the Indemnification Agreement, a form of which is filed herewith as Exhibit 10.2, Ms. Smith will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.

Ms. Smith also will receive a sign-on bonus of $200,000 to help defray the costs of a relocation payment she owes to her former employer. This bonus will have to be repaid if she voluntarily terminates her employment with the Company during her first two years.

Consistent with the Kennametal executive compensation programs, for the fiscal year ending June 30, 2006, Ms. Smith will receive a combination of stock options, restricted stock and a long term incentive plan (LTIP) award at the target level for her position.

Ms. Smith also will participate in the Company’s benefit plans, including the Supplemental Executive Retirement Plan and the Officer Life Insurance Plan.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) As noted in Item 1.01 above, on March 22, 2005, the Company announced the appointment of Cathy R. Smith as the Company’s Executive Vice President and Chief Financial Officer. Ms. Smith is to commence employment with the Company on or about April 11, 2005. The material terms of Ms. Smith’s employment with the Company are described in Item 1.01 to this current report, which is incorporated herein by reference.

Ms. Smith, 41, previously served as Executive Vice President and Chief Financial Officer of the Bell Systems business segment of Textron Inc., a global multi-industry company, from October 2003 until March 2005. From May 1998 to September 2003, Ms. Smith served in various capacities with Raytheon Company, a defense and aerospace systems supplier, including as Vice President and Chief Financial Officer (April 2003 to October 2003) and Controller (October 2002 to April 2003) of the Intelligence & Information Systems business unit, and as Chief Financial Officer of the Tactical Systems business unit from January 2001 to September 2002.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Offer Letter dated March 9, 2005

10.2	Form of Indemnification Agreement

99.1	Kennametal Inc. Press Release dated March 22, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: March 22, 2005	By:	/s/ David W. Greenfield

David W. Greenfield
Vice President, Secretary and General Counsel